Exhibit 32.1

ANTARES PHARMA, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT

TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Each of the undersigned, Jack E. Stover and Robert F. Apple, the Chief Executive Officer and the Chief Financial Officer, respectively, of Antares Pharma, Inc. (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 12th day of May, 2006.

/s/ Jack E. Stover
Jack E. Stover President and Chief Executive Officer

/s/ Robert F. Apple
Robert F. Apple Senior Vice President and Chief Financial Officer